Exhibit 2.1
SECOND AMENDMENT
TO
MERGER AGREEMENT
     THIS SECOND AMENDMENT TO MERGER AGREEMENT (this “Amendment”) is made as of the 19th day of May, 2009, among GERA Danbury LLC, a Delaware limited liability company (referred to herein as “Seller” or “Danbury LLC”), GERA Property Acquisition LLC, a Delaware limited liability company (the “Company”), Grubb & Ellis Company, a Delaware corporation (“Parent”), Matrix Connecticut, LLC, a Delaware limited liability company (“Buyer”), and Matrix Danbury, LLC, a Delaware limited liability company and a wholly owned subsidiary of Buyer (“Merger Sub”).
     WHEREAS, the parties entered into that certain Merger Agreement dated January 22, 2009, as amended by that certain First Amendment to Merger Agreement dated as of January 22, 2009 (as so amended, the “Agreement”).
     WHEREAS, the parties desire to amend the Agreement on the terms and conditions set forth herein.
     NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. Defined Terms. Except as provided to the contrary herein, all capitalized terms used in this Amendment shall have the same meaning assigned thereto in the Agreement.
     2. Purchase Price. The Purchase Price of $73,500,000 shall be reduced by $1,100,000 to $72,400,000.
     3. Deposits. By 5:00 p.m. PST on May 19, 2009, Buyer shall cause the $3,125,000 of the $6,250,000 aggregate Deposit which remains held by the Escrow Holder, plus any and all accrued interest thereon, to be transferred to Parent by wire transfer of immediately available funds pursuant to the wire transfer instructions attached hereto as Schedule 1. Parent shall hold the Deposit subject to the terms and provisions of the Agreement as hereby amended, provided, however, that any interest accruing on the Deposit from and after the date of this Amendment shall accrue for the benefit of Buyer.
     4. Closing. Notwithstanding anything contained in Section 7.2.1 of the Agreement to the contrary, the parties hereby agree that, subject to the terms of Section 10.1 of the Agreement, the transaction contemplated by the Agreement shall close on or before Monday, June 1, 2009.
     5. Conditions. Pursuant to Section 10.1.2 of the Agreement, Buyer hereby acknowledges that: (a) it has received from Parent estoppel certificates from each of the Required Tenants, (b) Buyer hereby approves all such estoppel certificates, and (c) Parent has fully satisfied its obligations under Section 10.1.2 of the Agreement.

     6. Ratification. The parties hereto hereby ratify and reaffirm all of the terms and conditions of the Agreement, as amended hereby, and acknowledge that the Agreement, as modified by the Amendment, shall continue in full force and effect.
     7. Facsimile. The parties contemplate that they may be executing counterparts of the Amendment transmitted by facsimile or other electronic means and agree and intend that a signature delivered by facsimile machine or other electronic means shall bind the party so signing with the same effect as though the signature were an original signature.
     8. Counterparts. This Amendment may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Amendment.
[signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto has signed this Amendment as of the date first written above.

SELLER:			PARENT:

GERA DANBURY LLC, a Delaware limited			GRUBB & ELLIS COMPANY, a Delaware
liability company			corporation

By:	/s/ Richard W. Pehlke		By:	/s/ Andrea R. Biller

	Name:	Richard W. Pehlke		Name:	Andrea R. Biller

	Title:	EVP & CFO		Title:	Executive Vice President

COMPANY:			MERGER SUB:

GERA PROPERTY ACQUISITION LLC,			MATRIX DANBURY, LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	/s/ Richard W. Pehlke		By:	/s/ Glen Nelson

	Name:	Richard W. Pehlke		Name:	Glen Nelson

	Title:	EVP & CFO		Title:	Managing Member

BUYER:

MATRIX CONNECTICUT, LLC, a
Delaware limited liability company

By:	/s/ Glen Nelson

	Name:	Glen Nelson

	Title:	Managing Member